Exhibit 99.1

Eightco Completes Non-Dilutive Capital Raise and Second Debt Extension

$7.2 Million Debt Extension and $3.1 Million New Financing to Fuel Expansion Plans for 2025

Easton, PA, December 20, 2024 (GLOBE NEWSWIRE) – Eightco Holdings Inc. (NASDAQ: OCTO) (the “Company” or “Eightco”) today announced that its wholly-owned subsidiary, Forever 8 Fund, LLC (“Forever 8”), completed a series of transactions with respect to its outstanding Series A, Series B, Series C and Series D promissory notes (the “Old Debt”) to create new Series A and Series C promissory notes (the “New Debt”) and retire the Old Debt. The transactions resulted in an extension of $7.2 million of existing debt and the raising of an incremental $3.1 million of debt to fund growth through the end of the fourth quarter of 2024 and into 2025. After giving effect to the foregoing transactions, Forever 8 has an aggregate of $10.3 million principal amount of New Debt.

Forever 8 specializes in delivering inventory and cash flow management solutions to e-commerce businesses and refurbished Apple product resellers. Forever 8 leverages debt financing to expand its purchasing power, enabling it to service more clients and drive sustained revenue growth. Inventory is acquired based on customer demand at wholesale prices, stored in third-party logistics (3PL) warehouses and released to clients once sold, with Forever 8 receiving a markup on its cost. This model minimizes risk while maximizing efficiency, making debt financing both highly accretive and essential to Forever 8’s growth model. Accordingly, this debt restructuring helps Forever 8 expand.

Further, on December 19, 2024, the former members of Forever 8, including Paul Vassilakos, the Company’s Chief Executive Officer, entered into an agreement (the December 2024 Seller Notes Amendment) to further amend certain provisions of the Seller Notes issued to the former members of Forever 8 in connection with the Company’s acquisition of Forever 8 in October 2022. Pursuant to the December 2024 Seller Notes Amendment, the Sellers agreed, among other things, to (i) convert approximately $1.6 million of accrued interest on the Seller Notes into approximately 485,381 shares of Common Stock of the Company ($3.23 per share) and (ii) defer interest and any payments due on the Seller Notes until October 30, 2025.

Mr. Vassilakos stated “The extension from our existing lenders, as well as the incremental capital raised demonstrates the confidence our stakeholders have in our business, while providing capital to help 2025 growth. Our offering in the refurbished apple products market and Amazon sellers’ market continues to show significant demand, meaning all capital raised will be put immediately to work.”

The Company is also seeking to secure a larger long-term facility to fuel further growth in 2025.

For additional information on the foregoing transactions and the terms of the New Debt, see the Company’s current report on Form 8-K, which will be filed promptly, and can be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

About Eightco

Eightco (NASDAQ: OCTO) is committed to growth focused around its existing subsidiaries, including Forever 8, an inventory management platform for e-commerce sellers, and Ferguson Containers, Inc., a provider of complete manufacturing and logistical solutions for product and packaging needs, through strategic management and investment. In addition, the company is actively seeking new opportunities to add to its portfolio of technology solutions focused on the e-commerce ecosystem through strategic acquisitions. Through a combination of innovative strategies and focused execution, Eightco aims to create significant value and growth for its portfolio companies and stockholders.

For additional information, please visit www.8co.holdings

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; Eightco’s inability to innovate and attract users for Eightco’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

For further information, please contact:

Investor Relations

investors@8co.holdings